UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2014

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 455-3239

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Speedway Motorsports, Inc. (the “Company”) established objective criteria for the determination of performance-based incentive compensation for the calendar year ending December 31, 2014 (“2014 Incentive Compensation”) for Messrs. O. Bruton Smith, Marcus G. Smith and William R. Brooks (the “Executive Officers”) pursuant to the Company’s Incentive Compensation Plan (the “Incentive Plan”).

The specific annual performance goals for the Executive Officers are based upon the achievement of earnings per share levels, as defined by the Compensation Committee in accordance with the Incentive Plan. The performance period is calendar year 2014. The 2014 Incentive Compensation, if any, will be paid to each Executive Officer based upon the Company achieving a target earnings per share of $1.10, calculated in accordance with the Incentive Plan, for calendar year 2014. Upon the achievement of the specified earnings per share target, Mr. O. Bruton Smith will be eligible for a 2014 Incentive Compensation payment equal to 3.0 times his 2014 base salary, and Mr. Marcus G. Smith and Mr. Brooks will be eligible for 2014 Incentive Compensation payments equal to 2.0 times their 2014 base salary. The amount of 2014 Incentive Compensation each Executive Officer is eligible to receive will be increased or decreased in proportion to the Company’s earnings per share achieved in relation to the target earnings per share established by the Compensation Committee, all in accordance with the terms of the Incentive Plan. No 2014 Incentive Compensation payments will be made if defined earnings per share achieved is less than 50% of the earnings per share target.

The Compensation Committee also approved a grant of performance-based restricted shares of the Company’s common stock and performance-based restricted stock units under the Company’s 2013 Stock Incentive Plan (the “Stock Incentive Plan”) for Mr. Brooks and Mr. Marcus G. Smith, respectively. Mr. Brooks was awarded 35,000 performance-based restricted shares of the Company’s common stock, and Mr. Smith was awarded 35,000 performance-based restricted stock units. Mr. Smith’s restricted stock units may be settled only in shares of common stock upon vesting. As provided in the Stock Incentive Plan, the performance-based restricted stock and performance-based restricted stock unit awards generally remain subject to forfeiture and restrictions on transferability, with one-third of each award vesting one year from the date of grant, another one-third vesting two years from the date of grant, and the last one-third vesting three years from the date of grant. The awards are also subject to forfeiture, in whole or in part, based on achievement of defined earnings per share of $1.10, calculated in accordance with the Stock Incentive Plan, for calendar year 2014. All of the restricted shares and units will be forfeited if defined earnings per share achieved is less than 50% of the earnings per share target and partial forfeiture will occur in proportion to earnings per share achieved between 50% of the target and the target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: March 6, 2014	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel